EXHIBIT 23(a)




                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement of First Federal Bancorp, Inc., on Form S-8 of our report dated October 23, 1997, on the consolidated statement of financial condition of First Federal Bancorp, Inc., as of September 30, 1997 and 1996, and the consolidated statements of income, stockholders' equity and cash flows for each of the three years ended September 30, 1997, 1996, and 1995.



                                  /s/ Crowe, Chizek and Company LLP


Columbus, Ohio
December 8, 1998